EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of May 3, 2000, is entered into between PAUL SILVERSTEIN, residing at 32 Edgewood Avenue, Larchmont, New York 10538 ("Executive"), and GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation having its principal office at 317 Madison Avenue, Suite 807, New York, NY 10017 ("Company").

         WHEREAS, the Company and Executive desire to provide for the employment of Executive by the Company on the terms set forth herein;

         IT IS AGREED:

         1.       Employment, Duties and Acceptance.

                  1.1 The Company hereby employs Executive as its Chief Strategy Officer to develop strategic business opportunities for the Company and assist in developing a strategic plan for the Company. All of Executive's powers and authority in any capacity shall at all times be subject to the reasonable direction and control of the Company's Chairman of the Board or President.

                  1.2 The Chairman of the Board or President may assign to Executive such other executive duties for the Company or any Affiliate (as defined in Section 5.1) as are consistent with Executive's status as Chief Strategy Officer.

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                  1.3  Executive  accepts such  employment  and agrees to devote
substantially  all  of  his  business  time,   energies  and  attention  to  the
performance of his duties.

                  1.4  Executive's   services  under  this  Agreement  shall  be
performed primarily in and about the New York City metropolitan area, subject to reasonable domestic and overseas travel on behalf of the Company.

         2.       Compensation and Benefits.

                  2.1 The Company shall pay to Executive a base salary ("Salary") at the aggregate rate of $125,000 per annum during the Employment Term (as such term is defined in Section 3.1, below). Executive's Salary shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures and shall be subject to withholding taxes and other normal payroll deductions.

                  2.2 In addition to Executive's Salary, Executive may receive a quarterly bonus commencing with the quarter ending June 30, 2000 as may be awarded to him from time to time in the sole and absolute discretion of the Board of Directors.

                  2.3 (a) As additional compensation for services to be rendered by Executive hereunder, the Company shall grant to Executive options (the "Options") to purchase 700,000 shares of Company Common Stock at the per share exercise prices and vesting dates set forth in the schedule below. These Options
(i) are not granted under any plan, including the Company's 1994 Performance Equity Plan; (ii) are evidenced by a Stock Option Agreement of


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even date  herewith  between the Company and  Executive;  and (iii) shall remain exercisable for a period of five years after the date of vesting, except as otherwise set forth in the Stock Option Agreement.

 Number of Options          Exercise Price             Date Exercisable
 250,000                    $0.50                      Immediately

 200,000                    $0.75                      At   such   time  as  the
                                                       closing   price   of  one
                                                       share  of  the  Company's
                                                       Common  Stock is equal to
                                                       or greater than $4.00 for
                                                       fifteen (15)  consecutive
                                                       trading days

 250,000                    $1.50                      At   such   time  as  the
                                                       closing   price   of  one
                                                       share  of  the  Company's
                                                       Common  Stock is equal to
                                                       or greater than $7.00 for
                                                       fifteen (15)  consecutive
                                                       trading days


                  (b) The Company agrees to include the shares underlying the Option for sale and resale under any Form S-8 registration statement (and, if necessary, Form S-3) filed by the Company after the execution of this Agreement, and to maintain such registration for a period of two years longer than the end of the vesting periods set forth below; provided the Company shall not be obligated to maintain such registration if the Executive no longer has

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the right to  exercise  the  Option or has  exercised  all of the  Option and no longer owns any of the shares received upon exercise.

                  2.4 Executive shall be entitled to such medical, dental, disability, life insurance and other benefits (the "Benefits") and perquisites no less favorable than such as are afforded to other senior executives of the Company generally. Executive shall be entitled to three weeks of vacation in each calendar year and to a reasonable number of other days off for religious and personal reasons.

                  2.5 The Company will pay or reimburse Executive for all transportation, hotel and other expenses reasonably incurred by Executive on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses approved in accordance with customary procedures.

         3.       Term and Termination.

                  3.1 The term of this Agreement shall commence as of May 3, 2000 and shall continue until May 2, 2001 (the "Employment Term"), unless sooner terminated or extended as herein provided.

                  3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall continue to pay to the legal representative of Executive's estate the Salary under Section
2.1 hereof through the period ending on the earlier of the Termination Date or the six-month anniversary of Executive's death.


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                  3.3 The Company,  by notice to Executive,  may terminate  this
Agreement if Executive shall fail because of illness or incapacity to render, for six consecutive months, services of the character contemplated by this Agreement. Notwithstanding such termination, the Company shall continue to pay to Executive his Salary under Section 2.1 hereof through the period ending on the earlier of the Termination Date or the six-month anniversary of such termination.

                  3.4 The Company, by notice to Executive, may terminate this Agreement and Executive's employment with the Company for cause. As used herein, "cause" shall mean: (a) the refusal or failure by Executive to carry out specific legal directions of the Chairman of the Board or President which are of a material nature and consistent with his status as Chief Strategy Officer, or the refusal or failure by Executive to perform a material part of Executive's duties hereunder; (b) fraudulent or dishonest action by Executive in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates ("dishonest" for these purposes shall mean Executive's knowingly or recklessly making of a material misstatement or omission for his personal benefit); or (c) the conviction of Executive of any crime involving an act of moral turpitude. Notwithstanding the foregoing, no "cause" for termination shall be deemed to exist with respect to Executive's acts described in clause (a) above, unless the Company shall have given written notice to Executive specifying the "cause" with reasonable particularity and, within five business days after such notice, Executive shall not have cured or eliminated the problem or thing giving rise to such "cause;" PROVIDED, HOWEVER, that a breach of clause
(a) above, involving the same or substantially similar actions or conduct for which the Company previously gave notice of termination and with respect to which, Executive satisfactorily cured, shall


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be grounds for  termination  for cause  without any  additional  notice from the
Company. Notwithstanding such termination, the provisions of paragraph 4 shall survive.

                  3.5 In the event of the termination of this Agreement by the Company for any reason other than for "cause" (as defined in Section 3.4 above), death (as provided in Section 3.2) or disability (as provided in Section 3.3), the Company shall continue to pay to Executive his Salary under Section 2.1 hereof for the remainder of the Employment Term. Additionally, the Company shall continue to provide Executive with insurance under the Company's group insurance plan or plans (as such plan or plans may be modified, changed or replaced from time to time) to the extent that t is permitted by the plan or plans and under applicable law. If the Company is unable to continue Executive under the plan or plans, the Company shall pay to Executive each month that amount that it would have been paying for such participation (had Executive been employed by the Company) through the Employment Term.

                  3.6 If, for any reason (i) Executive terminates his employment with the Company, or (ii) the Company terminates Executive's employment under the terms of this Agreement, or (iii) this Agreement expires without being renewed or extended, then Executive will resign as a director, effective upon the occurrence of such termination or expiration, whichever is applicable.

         4.       Protection of Confidential Information; Non-Competition.

                  4.1      Executive acknowledges that:


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                  (a) As a result of his employment with the Company,  Executive will obtain secret and confidential information concerning the business of the Company and/or its subsidiaries and affiliates (referred to collectively in this
paragraph  4  as  the  "Company"),   including,  without  limitation,  financial
information, designs and other proprietary rights, trade secrets and "know-how," customers, sources and business methodologies ("Confidential Information").

                  (b) The Company will suffer substantial damage which will be difficult to compute if, during the period of his employment with the Company or thereafter, Executive should enter a business competitive with the Company or divulge Confidential Information.

                  (c) The provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

         4.2 Executive agrees that he will not at any time, either during the term of this Agreement or two years thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with, or prior retention by, the Company, except (i) in the course of performing his duties hereunder; (ii) with the Company's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If Executive shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Executive promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company's expense, Executive shall: (a) take all reasonably necessary and


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lawful steps required by the Company to defend  against the  enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

                  4.3 Upon termination of his employment with the Company, Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control; provided, however, subject to Executive's obligations under this Section 4, that Executive shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship (both past and future) with the Company.

                  4.4 During the one-year period following termination of Executive's employment with the Company for any reason, Executive, without the prior written permission of the Company, shall not, anywhere in the United States, directly or indirectly (i) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company in the six-month period prior to the expiration of the Executive's employment hereunder; or (ii) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship or is otherwise doing business or has done business during the term of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-


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

counter market and if such investment does not result in his beneficially owning, at any time, more than 4.9% of the publicly-traded equity securities of such Competitive Business.


                  4.4 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 4.2, 4.4 or 4.5, the Company shall have the right and remedy:

                          (a)  to  have  the   provisions   of  this   Agreement
specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                          (b) to require  Executive  to account for and pay over
to the Company all monetary damages suffered by the Company as the result of any transactions constituting a breach of any of the provisions of Sections 4.2, 4.4 or 4.5, and Executive hereby agrees to account for and pay over such damages to the Company.

                  Each of the rights and remedies enumerated in this Section 4.6 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

                  In connection with any legal action or proceeding arising out of Section 4.5, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys' fees and costs incurred by the prevailing party.

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                  4.5 If  Executive  shall  violate any  covenant  contained  in
Section 4.4 or 4.5, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

                  4.6 If any provision of Sections 4.2, 4.4 or 4.5 is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                  4.7 The provisions of this paragraph 4 shall survive the termination of this Agreement for any reason.

         5.       Definitions.

                  As used in this Agreement:

                  5.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, controlling, or under common control with the Company.

                  5.2 "Competitive Business" shall mean (i) any business involved in any aspect of promotional and other direct marketing services utilizing telephony, the Internet and/or wireless communication technologies or
(ii) any other business as the Company may actively engage in, or actively contemplate engaging in,during Executive's employment by the Company.


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         6.       Miscellaneous Provisions.

                  6.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when delivered by reputable overnight courier, postage prepaid, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.1. All notices shall be deemed to have been given upon actual receipt.


                  If to Executive:

                           Paul Silverstein
                           32 Edgewood Avenue
                           Larchmont, New York 10538
                           Marked "Personal and Confidential"

                  If to the Company:

                           Global Telecommunication Solutions, Inc.
                           317 Madison Avenue, Suite 807
                           New York, NY 10017
                           Attention: Chief Financial Officer

         With a copy in either case to:

                           Tobin & Reyes, P.A.
                           7251 West Palmetto Park Road
                           Suite 205
                           Boca Raton, Florida 33433

                  6.2 This Agreement sets forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require


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performance  of any  provision  hereof or thereof  shall in no manner affect the right at a later time to enforce such provision.

                  6.3 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York.

                  6.4 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

                  6.5 Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.


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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.



                                  EXECUTIVE


                                  -----------------------------------
                                  Paul Silverstein



                                  GLOBAL TELECOMMUNICATION
                                  SOLUTIONS, INC.


                                  By:________________________________
                                     Lee R. Montellaro,
                                     Vice President and Chief Financial Officer


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